EXHIBIT 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

Diodes Incorporated Reports 41% Increase in Revenues
Resulting in Record First Quarter 2004 Earnings

o  New product sales, strong markets drive 153% year-over-year net income growth

WESTLAKE  VILLAGE,  CALIFORNIA,  APRIL 29, 2004 - Diodes  Incorporated  (NASDAQ:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported record financial results for the first quarter of 2004 ended March 31, 2004.

FIRST QUARTER HIGHLIGHTS:
>>      Revenue increased 40.7% year-over-year and 5.7% sequentially to a record
         $41.4 million.
>>      PowerDITM123 and SOT-563 product lines were launched.
>>      Gross margin improved 130 basis points sequentially to 30.8%.
>>      Net income increased 153% to  a record $4.9 million, or $0.32 per share, up from $1.9 million, or $0.14 per share, in 1Q03.

Revenues for the first quarter of 2004 were a record $41.4 million, a sequential increase of 5.7% from the fourth quarter of 2003, and an increase of 40.7% from the first quarter of 2003. Net income for the quarter increased 152.5% to $4.9 million, compared to $1.9 million for the three months ended March 31, 2003, and rose 41.3% sequentially. Diluted earnings per share were $0.32 for the first quarter of 2004, as compared to $0.14 for the same period last year.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "2004 is off to a very strong start, as reflected by our record first quarter results. We recently introduced two major new product lines that extend our drive to be an innovation leader for discrete devices. Sales of our existing value-added products continued to push Diodes' share of the addressable market to new highs and boost our gross margins. Given the robust pattern of bookings and brisk pace of design wins, we expect to build on this momentum over the course of 2004."

Diodes' revenue growth in the first quarter was driven by strong product demand, as well as sales of the Company's new industry-leading space and power saving subminiature devices. Powermite(R)3 sales continue to accelerate, driven by the notebook computer, automotive audio, DC/DC converter and MP3 player end-user categories. Geographically, demand remained strong in Asia and North America, which accounted for 58% and 39% of total revenues, respectively. And the Company continued to make inroads in Europe, which accounted for 3% of total revenues.

Gross profit for the first quarter of 2004 increased to $12.8 million, or 30.8% of sales, compared to $11.6 million, or 29.5% of sales, in the fourth quarter of 2003 and $7.5 million, or 25.3%, in the first quarter of 2003. The 130 basis point sequential improvement in gross margin was due to manufacturing cost efficiencies and a more favorable product mix. With utilization running above 90% at Diodes-China, and near 90% at Diodes-FabTech, the Company continued to shift its manufacturing resources towards newer, higher-margin devices, and to invest in capacity expansion to meet market demand.

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"During  the  quarter,  we  introduced  a  new  line  of  subminiature   SOT-563
semiconductor components targeted to space-economizing devices including PDAs, MP3 players and portable handheld electronics. We added additional senior engineering talent to our R&D team. And we have an exciting product road map in place, with plans to introduce several new packaging platforms over the balance of 2004 that are smaller and more power-efficient and deliver higher performance than the legacy products they replace.

"In addition, we recently launched a line of discrete devices based on proprietary technology from our recently intensified research and development efforts. Our new PowerDITM123 high- density package is one of the most thermally efficient compact rectifier packages available on the market. Initial interest in the PowerDITM123 has been very strong and we expect to launch additional series of surge protectors and rectifiers based on this package in the coming months," added Chen.

For the quarter, SG&A expenses were $5.5 million, or 13.3% of sales, as compared to $4.2 million, or 14.4% of sales, in the comparable quarter last year. Research and development expenses climbed to $748,000, or 1.8% of revenue, from $346,000, or 1.2%, in the first quarter of 2003, as the Company continues to focus on bringing new products to market.

Operating income for the first quarter increased 118.5% to $6.5 million, or 15.7% of sales, compared to $3.0 million, or 10.1%, for the first quarter of 2003.

Interest expense declined to $182,000 in the first quarter, from $244,000 in the year-ago quarter, aided by a $5.8 million reduction in total debt over the period as well as lower interest rates.

                  Capital expenditures for the current quarter were $3.3 million and depreciation expense was $3.2 million. Given strong market demand, capital expenditures are expected to run between $13-16 million for the full year as new products are brought into production.

At March 31, 2004, Diodes had $10.5 million in cash, $34.2 million in working capital, $11.1 million in term debt, $5.2 million outstanding on its revolving credit line, $34.2 million in available credit facilities, and $78.6 million in shareholders' equity. Cash flow from operations was $4.4 million in the first quarter.

BUSINESS OUTLOOK
                  "Entering the second quarter, shipments and orders for delivery are strong in both Asia and North America, and our book-to-bill ratio is solidly above one. Order cycles are lengthening and distributor inventory remains at relatively low levels. Given these factors, we expect another quarter of record revenues with a 4-6% sequential increase, and a slight sequential expansion in gross margin with continued earnings per share improvement," Chen concluded.

CONFERENCE CALL
                  Diodes Incorporated will hold its fourth quarter conference call for all interested persons at 8 a.m. PST (11 a.m. EST) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at WWW.DIODES.COM. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 90 days.

ABOUT DIODES INCORPORATED
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is

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our  Asia-Pacific  sales,  logistics and distribution  center.  Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is
located  just  outside  Kansas  City,  Missouri.  The  Company's   ISO-9001:2000
corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at www.diodes.com.

SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995: ANY STATEMENTS SET FORTH ABOVE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS FLUCTUATIONS IN PRODUCT DEMAND, THE INTRODUCTION OF NEW PRODUCTS, THE COMPANY'S ABILITY TO MAINTAIN CUSTOMER AND VENDOR RELATIONSHIPS, TECHNOLOGICAL ADVANCEMENTS, IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GROWTH IN TARGETED MARKETS, RISKS OF FOREIGN OPERATIONS, AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Source:  Diodes Incorporated
CONTACT:  Crocker Coulson, Partner, CCG; (818) 789-0100
e-mail: crocker.coulson@ccgir.com or Carl Wertz, Chief Financial Officer,
 Diodes, Incorporated; (805) 446-4800 carl_wertz@diodes.com

Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

        CONSOLIDATED CONDENSED INCOME STATEMENT AND BALANCE SHEET FOLLOWS

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

                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                ---------------------------------------
                                                                     2003                  2004
                                                                ----------------    -------------------
          NET SALES                                                 $  29,446,000       $  41,430,000
          COST OF GOODS SOLD                                           21,985,000          28,680,000
                                                                ----------------    -------------------
                Gross profit                                            7,461,000          12,750,000

          SELLING, GENERAL AND ADMINISTRATIVE
          EXPENSES                                                      4,233,000           5,491,000
          RESEARCH AND DEVELOPMENT EXPENSES                               346,000             748,000
          LOSS (GAIN) ON SALE OF FIXED ASSETS                             (88,000)             23,000
                                                                 ----------------    -------------------
               Total operating expenses                                 4,491,000           6,262,000

               Operating income                                         2,970,000           6,488,000

          OTHER INCOME (EXPENSE)
               Interest expense, net                                     (244,000)           (182,000)
               Other                                                      (89,000)           (147,000)
                                                                ----------------    -------------------
                                                                         (333,000)           (329,000)

          Income from operations before income taxes  and
          minority interest                                             2,637,000           6,159,000
          INCOME TAX PROVISION                                           (617,000)         (1,160,000)
                                                                ----------------    -------------------
           Income from operations before minority interest              2,020,000           4,999,000

          MINORITY INTEREST IN JOINT VENTURE EARNINGS                     (97,000)           (143,000)
                                                                ----------------    -------------------
          NET INCOME                                                $   1,923,000       $   4,856,000
                                                                ================    ===================
         EARNINGS PER SHARE
               Basic                                                $        0.15       $        0.37
               Diluted                                              $        0.14       $        0.32
                                                                ================    ===================
            WEIGHTED AVERAGE SHARES OUTSTANDING
               Basic                                                   12,471,993          13,096,836
               Diluted                                                 13,727,244          15,286,416
                                                                ================    ===================
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

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                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                     ASSETS
                                                                              DECEMBER 31,              MARCH 31,
                                                                                  2003                    2004
                                                                           -------------------     -------------------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
     Cash and cash equivalents                                                  $  12,847,000           $  10,474,000
     Accounts receivable
         Customers                                                                 27,010,000              27,804,000
         Related parties                                                            3,938,000               3,598,000
                                                                           -------------------     -------------------
                                                                                   30,948,000              31,402,000
         Less:  Allowance for doubtful receivables                                    375,000                 379,000
                                                                           -------------------     -------------------
                                                                                   30,573,000              31,023,000

     Inventories                                                                   16,164,000              17,992,000
     Deferred income taxes, current                                                 5,547,000               6,856,000
     Prepaid expenses and other current assets                                      2,256,000               2,617,000
     Prepaid income taxes                                                             446,000                 531,000
                                                                           -------------------     -------------------
                  Total current assets                                             67,833,000              69,493,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   47,893,000              47,711,000

DEFERRED INCOME TAXES, non-current                                                  1,816,000               1,524,000

OTHER ASSETS
     Goodwill                                                                       5,090,000               5,090,000
     Other                                                                          1,163,000               1,099,000
                                                                           -------------------     -------------------

TOTAL ASSETS                                                                    $ 123,795,000           $ 124,917,000
                                                                           ===================     ===================
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

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                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                DECEMBER 31,             MARCH 31,
                                                                                    2003                   2004
                                                                              ------------------     ------------------
                                                                                                        (UNAUDITED)
CURRENT LIABILITIES
     Line of credit                                                               $   8,488,000          $   5,156,000
     Accounts payable
         Trade                                                                       14,029,000             13,630,000
         Related parties                                                              3,453,000              4,063,000
     Accrued liabilities                                                              8,715,000              7,148,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        3,333,000              2,500,000
     Current portion of capital lease obligations                                       161,000                162,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          40,679,000             35,159,000

LONG-TERM DEBT, net of current portion
         Related party                                                                3,750,000              3,125,000
         Other                                                                        3,000,000              3,000,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,334,000              2,279,000

MINORITY INTEREST IN JOINT VENTURE                                                    2,582,000              2,724,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share;  1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 14,627,284 and 14,798,709
         shares issued at December 31, 2003
         and March 31, 2004, respectively                                             6,502,000              6,614,000
     Additional paid-in capital                                                      11,192,000             13,118,000
     Retained earnings                                                               55,779,000             60,635,000
                                                                              ------------------     ------------------
                                                                                     73,473,000             80,367,000
     Less:
         Treasury stock - 1,613,508 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive loss (gain)                                    241,000                (45,000)
                                                                              ------------------     ------------------
                                                                                      2,023,000              1,737,000

                  Total stockholders' equity                                         71,450,000             78,630,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 123,795,000          $ 124,917,000
                                                                              ==================     ==================
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